SECURED PROMISSORY NOTE


$28,000,000.00                          New York New York
                                        As of October 22, 1998


          FOR VALUE RECEIVED, WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Wellsford Real Properties, Inc., 610 Fifth Avenue, New York, NY 10020 ("Borrower"), promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation having an address at 3 World Financial Center, 12th Floor, New York, New York 10285-1200 ("Lender") the principal sum of TWENTYEIGHT MILLION AND 00/100 DOLLARS ($28,000,000.00) or so much thereof as may be advanced or outstanding from time to time, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate (hereinafter defined) to be paid as hereinafter provided (the "Loan"). Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

          A non-refundable origination fee in an amount equal to 1% of the face amount hereof has been paid by Borrower to Lender on the date hereof.

A.   Payment Terms

          Borrower shall pay to Lender at the address set forth above, or at such other place as the Lender may from time to time designate in writing:

          (i) a payment of interest only calculated at the Interest Rate from the date hereof through October 31, 1998 shall be due and payable on the date hereof;

          (ii) interest only in arrears shall be due and payable on the first day of December, 1998 and on the first day of each calendar month thereafter to and including the Maturity Date (as hereinafter defined); and

          (iii) the balance of the principal sum then outstanding and all interest thereon, and all other sums due and payable under this Note or the Other Loan Documents (hereinafter defined) shall be due and payable on the Maturity Date.

          As used herein, the term "Maturity Date" shall mean the earlier to occur of (i) November 1, 2001 (the "Scheduled Maturity Date"), subject to extension for the Extended Term (hereinafter defined) as hereinafter provided, and (ii) the date on which the entire Obligations (hereinafter defined) have become due and payable upon the occurrence of an Event of Default (as that term is defined in the Security Documents (hereinafter defined)). Any payment hereunder which is stated to be due on a day which is not a Business Day shall be made on the next succeeding Business Day (and interest shall accrue for such extension of time) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required by law to be closed.

B.   Interest

          Prior to the Maturity Date, provided there exists no Event of Default (hereinafter defined), the unpaid principal balance shall bear interest at a rate per annum (the "Interest Rate") equal to LIBOR plus 275 basis points. "LIBOR" shall mean for each calendar month, the London Interbank Offer Rate as listed in The Wall Street Journal in the "Money Rates" column or at Telerate (page 3750) which is published or announced on the date which is two Business Days prior to the beginning of such calendar month for such calendar month. If for any reason the LIBOR Rate for any calendar month cannot be determined in accordance with the preceding sentence, then Lender will notify Borrower and instead determine the LIBOR Rate by using the rates offered to prime banks in the interbank eurocurrency market by Citibank or any successor or assign (but in all other respects in accordance with the preceding sentence). Each determination of the Interest Rate by Lender pursuant to this Note shall be conclusive and binding on the Borrower in the absence of manifest error. Interest on the principal sum of this Note shall be calculated in arrears on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

C.   Events of Default

          If an Event of Default occurs, or any other cause for acceleration of the indebtedness evidenced by this Note shall occur, then, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Security Documents (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Obligations") shall without notice become immediately due and payable at the option of Lender. All of the terms, covenants and conditions contained in the Security Documents and the Other Loan Documents (hereinafter defined) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Obligations or to protect or foreclose the security hereof, Borrower also agrees to pay reasonable attorney's fees for the services of such counsel whether or not suit is brought.

D.   Prepayment

          Except as specifically provided herein or in the Security Documents, no prepayment of the principal indebtedness of this Note shall be allowed at anytime during the first eighteen (18) full calendar months of the term of this Note (the "Closed Period"). After the Closed Period, Borrower, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the principal balance of this Note in whole, but not in part, without penalty or premium, on the first day of any calendar month but only upon (i) not less than thirty (30) days' but not more than sixty (60) days' irrevocable prior written notice to Lender specifying the date on which prepayment is to be made, (ii) the payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date of such prepayment, and (iii) the payment of all other sums then due under this Note, the Security Documents and the Other Loan Documents.

          Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. If a Default Prepayment (hereinafter defined) occurs, Borrower shall pay to Lender the entire Obligations including, without limitation, the Prepayment Fee (hereinafter defined), provided, however, that Borrower shall have no obligation to pay the Prepayment Fee unless the obligation to make the Default Prepayment occurs during the Closed Period. For purposes hereof, the term "Default Prepayment" shall mean a prepayment of the principal amount of the Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with the reinstatement of the Security Documents provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise. For purposes hereof, the term "Prepayment Fee" shall mean one percent (1%) of the outstanding principal indebtedness of this Note.

          The aforementioned Prepayment Fee does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Borrower and Lender, of a fair compensation for the loss that may be sustained by Lender due to prepayment of the principal indebtedness. Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Lender to collect any of the amounts owing under this Note or the Security Documents or otherwise, to enforce any of its rights or remedies arising out of an Event of Default hereunder.

          Notwithstanding anything contained herein to the contrary, provided no Event of Default shall have occurred and be continuing, no prepayment fee shall be payable upon any prepayment of the Principal Indebtedness resulting solely from the application by Lender of any casualty insurance proceeds or condemnation awards.

E.   Default Interest and Late Charges

          Upon the occurrence of any Event of Default, or upon maturity hereof (by acceleration or otherwise), the outstanding principal balance of the indebtedness evidenced by this Note shall, at the option of Lender, bear interest from the date of occurrence of such Event of Default or such maturity until collection (including any period of time occurring after judgment), at the "Default Rate", being the lower of (a) the highest rate allowed by applicable law, or (b) a rate per annum equal to five percent (5%) above the Interest Rate in effect on the Maturity Date.

          If any monthly installment of principal and interest is not paid prior to the tenth (10th) day after the due date of such payment, then Borrower shall pay to Lender, upon demand, a late charge equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

          All default interest and late charges (i) shall be in addition to, and not in lieu of, any other remedy Lender may have and shall be in addition to, and not in lieu of, Borrower's obligation to pay any reasonable fees and charges of any agents or attorneys employed in the event of any default hereunder; (ii) shall be added to the Obligations, and shall be deemed secured by the Security Documents and Other Loan Documents; and (iii) shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

F.   Security

          This Note is secured by the Security Documents and the Other Loan Documents. The term "Security Documents" as used in this Note shall mean, collectively, the Mortgage and Security Agreement given by Borrower to Lender covering the Canton Property (as defined herein) (the "Canton Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the Canton Property (the "Canton Assignment"), the Mortgage and Security Agreement given by Borrower to Lender covering the Philadelphia Property (as defined herein) (the "Philadelphia Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the Philadelphia Property (the "Philadelphia Assignment"), the Mortgage and Security Agreement given by Borrower to Lender covering the West Chester Property (as defined herein) (the "West Chester Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the West Chester Property (the "West Chester Assignment") the Mortgage and Security Agreement given by Borrower to Lender covering the Salem Property (as defined herein) (the "Salem Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the Salem Property (the "Salem Assignment"), the Mortgage and Security Agreement given by Borrower to Lender covering the Piscataway Property (as defined herein) (the "Piscataway Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the Piscataway Property (the "Piscataway Assignment") the Mortgage and Security Agreement given by Borrower to Lender covering the Cherry Hill Property (as defined herein) (the "Cherry Hill Security Instrument"), the Assignment of Leases and Rents given by Borrower to Lender covering the Cherry Hill Property (the "Cherry Hill Assignment"), the Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing For Commercial Purposes given by Borrower Fidelity National Title Insurance Company, as trustee, for the use and benefit of Lender, covering the Santa Monica Property (as defined herein) (the "Santa Monica Security Instrument") (the Canton Security Instrument, the Philadelphia Security Instrument, the West Chester Security Instrument, the Salem Security Instrument, the Piscataway Security Instrument, the Cherry Hill Security Instrument and the Santa Monica Security Instrument are sometimes collectively referred to herein as the "Security Instruments"), the Assignment of Leases and Rents given by Borrower to Lender covering the Santa Monica Property (the "Santa Monica Assignment") (the Canton Assignment, the Philadelphia Assignment, the West Chester Assignment, the Salem Assignment, the Piscataway Assignment, the Cherry Hill Assignment and the Santa Monica Assignment are sometimes collectively referred to herein as the "Assignments"), the respective security documents, and certain pledge and security agreements dated the date hereof given by Borrower to Lender covering, respectively, (A) the fee simple estate in certain real property located in (i) Canton, Massachusetts (the "Canton Property"), (ii) Philadelphia, Pennsylvania (the "Philadelphia Property"), (iii) West Chester, Pennsylvania (the "West Chester Property"), (iv) Salem, New Hampshire (the "Salem Property"), (v) Piscataway, New Jersey (the "Piscataway Property"), and (vi) Cherry Hill, New Jersey (the "Cherry Hill Property"), and (B) the leasehold estate in certain real property located in Santa Monica, California (the "Santa Monica Property"), and the Borrower's interest in certain accounts established pursuant to the Other Loan Documents (such interest together with the Canton Property, the Philadelphia Property, the West Chester Property, the Salem Property, the Piscataway Property, the Cherry Hill Property and the Santa Monica Property are sometimes collectively referred to herein as the "Property") and other property, as more particularly described therein which (i) Canton Security Instrument and Canton Assignment are intended to be duly recorded in the land records where the Canton Property is located, (ii) Philadelphia Security Instrument and Philadelphia Assignment are intended to be duly recorded in the land records where the Philadelphia Property is located,(iii) West Chester Security Instrument and West Chester Assignment are intended to be duly recorded in the land records where the West Chester Property is located, (iv) Salem Security Instrument and Salem Assignment are intended to be duly recorded in the land records where the Salem Property is located, (v) Piscataway Security Instrument and Piscataway Assignment are intended to be duly recorded in the land records where the Piscataway Property is located, (vi) Cherry Hill Security Instrument and Cherry Hill Assignment are intended to be duly recorded in the land records where the Cherry Hill Property is located, and
(vii) Santa Monica Security Instrument and Santa Monica Assignment are intended to be duly recorded in the land records where the Santa Monica Property is located. Lender may resort for the payment of the Obligations to any such security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take any action to recover the Obligations or any portion thereof, or to enforce any covenant hereof or of the Security Documents or Other Loan Documents without prejudice to the right of Lender thereafter to foreclose under any of the Security Documents. The rights of Lender under this Note and the Security Documents and the Other Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein or of any of the Security Documents and the Other Loan Documents to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein or therein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity. The term "Other Loan Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Documents now, hereinbefore or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure, guarantee or relate to payment of this Note. With reference to the Security Documents, and solely for the purposes expressly contained therein, the amount of the Loan allocated to each Property is set forth on Exhibit A attached hereto and by this reference made a Part hereof.

G.   Savings Clause

          This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder. at a rate in excess of such maximum rate the Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

H.   Miscellaneous

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Documents or the Other Loan Documents made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Security Documents or the Other Loan Documents.

          Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Documents and the Other Loan Documents, to perform its obligations hereunder and thereunder, and that this Note, the Security Documents and the Other Loan Documents constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

          THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          Pursuant to New York General Obligations Law Section 5-1402, Borrower hereby irrevocably submits to the jurisdiction of any court of the State of New York or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Note, the Security Documents or the Other Loan Documents. Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. To the extent permitted by law, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding arising out of or in connection with this Note, the Security Documents or Other Loan Documents by the mailing (postage prepaid) of copies of such process to the undersigned at the address set forth above. Borrower agrees that a final and non-appealable judgment (or a judgment whose time to appeal has expired) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE SECURITY DOCUMENTS OR THE OTHER LOAN DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

          Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, without limitation, the reasonable legal fees and disbursements of Lender.

I.   Limited Recourse

          (1) Subject to the provisions of Paragraph (2) below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note, the Security Documents or the Other Loan Documents by any action or proceeding wherein a money judgment (or equitable remedy having the effect of a money judgment) shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Documents, the Other Loan Documents, and the interest in the Property, the Rents (as defined in the Security Instruments) and any other collateral given to Lender created by this Note, the Security Documents and the Other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against the Borrower only to the extent of Borrower's interest in the Property, the Rents and any other collateral given to Lender. Lender, by accepting this Note and the Security Documents, agrees that, except as provided in Article 15 of the Security Instruments, it shall not sue for, seek or demand any deficiency judgment against the Borrower in any such action or proceeding, under or by reason of or under or in connection with the Security Documents, the Other Loan Documents or this Note. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Documents, the Other Loan Documents or this Note; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Documents; (iii) affect the validity or enforceability of any guaranty, indemnity or similar instrument made in connection with the Security Documents, this Note, or the Other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignments executed in connection herewith; (vi) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instruments provided, however Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (vii) impair the right of Lender to enforce the provisions of the Security Instruments.

          (2) Notwithstanding anything to the contrary contained in Paragraph
(1) above Borrower shall be fully and personally liable to Lender upon the occurrence of certain events as described in Article 15 of the Security Instruments and Wellsford Capital a Maryland real estate investment trust ("Wellsford Capital" or "Guarantor"), shall be fully and personally liable to the extent set forth in and upon the occurrence of certain events as described in that certain Conditional Guarantee of even date herewith given by Guarantor in favor of Lender (the "Guarantee") and Borrower and Wellsford Capital (the "Indemnitors") shall be fully and personally liable to the extent set forth in and upon the occurrence of certain events as described in that certain Environmental Indemnity Agreement of even date herewith given by Indemnitors in favor of Lender and other Indemnified Parties (as defined therein).

I.  Extended Term

          Provided no Event of Default shall have occurred and be continuing either on the date notice to extend is given to Lender or on the commencement date of the Extended Term, Borrower shall have the option to extend the Scheduled Maturity Date of this Note to November 1, 2002 (the "Extended Term"). Borrower shall exercise such option by providing written notice to Lender not later than September 15, 2001. Lender shall so extend the Scheduled Maturity Date provided Borrower provides the following (and agrees to pay all costs and expenses in connection therewith): (i) proof satisfactory to Lender in all respects that (A) the Debt Service Coverage Ratio (as defined in the Security Instruments) for the Property is at least
1.30 to 1.0 and (B) the outstanding principal balance of this Note is less than seventy-five (75%) of the then current aggregate appraised value of the Property determined by appraisals conducted by an independent appraiser or appraisers selected or approved by Lender, (ii) payment of Lender's attorneys' fees and expenses, (iii) title reports satisfactory to Lender and its counsel showing no exceptions to title other than those contained in the mortgagee title insurance policies originally insuring the Security Documents, (iv) an affidavit from Borrower that no alterations have been made with respect to the Property which would render inaccurate those certain surveys delivered to Lender with respect to the Property in connection with the initial closing of the Loan (except for such alterations made in compliance with the applicable terms and provisions of the Security Documents and for which survey recertifications have been delivered to the Lender) and
(v) at the time that the written option notice is sent to Lender, Borrower shall pay a non-refundable extension fee equal to one-half of one percent (1/2%) of the outstanding principal balance of this Note, and further provided that Borrower submits and executes such additional documents as Lender may reasonably require. Notwithstanding anything to the contrary contained herein, the foregoing extension option shall not be deemed effective until all requirements of this paragraph are fully complied with to the complete satisfaction of Lender.

          IN WITNESS WHEREOF, Borrower has duly executed this Note under seal the day and year first above written.



                         WELLSFORD CAPITAL PROPERTIES, L.L.C.,
                         a Delaware limited liability company

                         By: Wellsford Capital, a Maryland real estate investment trust, its Managing Member


                         By:    /s/ Gregory F. Hughes
                            --------------------------------
                         Name:  Gregory F. Hughes
                         Title:  Vice President and
                                   Assistant Treasurer
STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          On the 21st day of October, 1998, before me personally came Gregory
F. Hughes, to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the Vice President and Assistant Treasurer of Wellsford Capital, a Maryland real estate investment trust, which trust is the managing member of Wellsford Capital Properties, L.L.C., a Delaware limited liability company; and that he had authority to sign the same; and that he acknowledged to me that he executed the same in such capacity as the act the deed of said limited liability company for the uses and purposes therein mentioned.




                                     /s/ Frantz Michaud
                                        -------------------------
                                        Notary Public

                                  EXHIBIT A

                          (Allocated Loan Amounts)



1.   Canton Property:         $1,940,000


2.   Philadelphia Property:   $2,000,000


3.   West Chester Property:   $8,400,000


4.   Salem Property:          $2,420,000


5.   Piscataway Property:     $1,340,000


6.   Cherry Hill Property:    $2,300,000


7.   Santa Monica Property:   $9,600,000